EXHIBIT 10.7

AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into this 15th day of December, 2004, by and between AMCON Distributing Company, a Delaware corporation (the "Company"), AMCON Corp., a Delaware corporation ("Old AMCON"), and Kathleen
M. Evans, President of the Company and Old AMCON.

   WHEREAS, the Board of Directors of Old AMCON authorized the declaration of a dividend of all of the stock of the Company to its stockholders (the "Spin-Off Dividend") at a meeting held on February 11, 1994 which was effected on February 25, 1994;

   WHEREAS, all of the assets of Old AMCON, except for a Coors beer distributorship and related assets, were assigned to the Company prior to the Spin-Off Dividend, which assignment was intended to include the limited recourse right of Old AMCON to be repaid the premium it had paid prior to the Spin-Off;

   WHEREAS, the Company has paid all of the premiums on the Split Dollar Policy during the period from and after the Spin-Off Dividend, and recorded as an asset on its balance sheet its limited recourse right to reimbursement thereof;

   WHEREAS, the parties desire to enter into this Agreement in order to establish a written record that more clearly sets forth their understanding and prior agreements and actions;

   NOW, THEREFORE, the parties hereto agree as follows:

1. Old AMCON acknowledges and agrees that all of its rights and interests in the Split Dollar Policy were assigned to the Company in connection with the Spin-Off Dividend and that any Collateral Assignment should reflect the Company as the assignee that is entitled to receive the repayment of all premiums paid on the Split Dollar Policy, which repayment right is limited to recourse to be paid from (i) the death benefit under the Split Dollar Policy,
(ii) the cash surrender value under the Split Dollar Policy if the Split Dollar Policy is terminated prior to her death, or (iii) the proceeds from any loan made under the Split Dollar Policy that has not been repaid as of the date of Mrs. Evans' death, as the case may be.

2. Mrs. Evans acknowledges and agrees that the Company is entitled to receive repayment of all premiums paid on the Split Dollar Policy (the total amount of which is $75,352.98), which repayment right is limited to recourse to be paid from (i) death benefit payable under the Split Dollar Policy, (ii) the cash surrender value of the Split Dollar Policy if the Split Dollar Policy is terminated prior to her death, or (iii) the proceeds from any loan made under the Split Dollar Policy that has not been repaid as of the date of Mrs. Evans' death, as the case may be (the "Premium Repayment Liability"). Mrs. Evans further agrees that she will execute a Collateral Assignment reflecting the right of the Company to receive the Premium Repayment Liability from (i) the death benefit payable under the Split Dollar Policy,
(ii) the cash surrender value of the Split Dollar Policy if the Split Dollar Policy is terminated prior to her death, or (iii) the proceeds from any loan made under the Split Dollar Policy that has not been repaid as of the date of Mrs. Evans' death, as the case may be.

3. The Company acknowledges and agrees that Mrs. Evans is the sole owner of the Split Dollar Policy and has all rights and benefits thereunder, including the right to designate and change the designation of the beneficiary or beneficiaries under the Split Dollar Policy, except for the Collateral Assignment which recognizes the right of the Company to receive payment of the Premium Repayment Liability, which repayment is limited to recourse to be paid from (i) the death benefit payable under the Split Dollar Policy, (ii) the cash surrender value of the Split Dollar Policy if the Split Dollar Policy is terminated prior to her death, or (iii) the proceeds from any loan made under the Split Dollar Policy that has not been repaid as of the date of Mrs. Evans' death, as the case may be.

4. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and to Mrs. Evans and her heirs, executors, administrators, assigns and the beneficiary or beneficiaries she last designates under the Split Dollar Policy.

5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska, without giving effect to its conflicts-of-laws provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

AMCON CORP.


By: /s/ Tony Howard
   ----------------------------
    Name: Tony Howard
    Title: Vice President


AMCON DISTRIBUTING COMPANY


By: /s/Michael D. James
   ----------------------------
    Name: Michael D.James
    Title: VP & CFO



/s/ Kathleen M. Evans
------------------------
Kathleen M. Evans